EXHIBIT 99.1

Somerset Hills Bancorp Reports Year End Results, Write Down of Goodwill; Announces $0.04 Per Share Quarterly Cash Dividend

BERNARDSVILLE, N.J., Feb. 1, 2008 (PRIME NEWSWIRE) -- Somerset Hills Bancorp (Nasdaq:SOMH) reported its results of operations for the year ended December 31, 2007. For the year, the Company reported net income of $382,000. The results for 2007 were impacted by several factors, including the slowdown in the housing and residential mortgage markets. As a result of these and other factors, the Company recognized a non-cash charge of approximately $1.2 million to write off the goodwill associated with the 2000 acquisition of Sullivan Financial Services, its mortgage banking unit, in the fourth quarter of 2007. In addition, in the fourth quarter, the Company recognized a $986,000 addition to its allowance for loan losses. The additional provision primarily reflects the impact of a $2.8 million credit relationship which was previously disclosed as a potentially troubled credit and which was placed on non-accrual status during the fourth quarter.

As a result of these factors, the Company's net income declined by 82.6% from the $2,198,000 recognized in 2006. The Company's basic earnings per share declined to $0.08 in 2007 from $0.56 in 2006, and diluted earnings per share declined to $0.07 in 2007 from $0.53 in 2006.

In the fourth quarter of 2007, after the write down of the goodwill and the additional provision discussed above, the Company recognized a loss of $1.2 million, or $(0.24) per basic and diluted share, compared to earnings of $665,000, or $0.15 per basic share and $0.14 per diluted share in the fourth quarter of 2006.

The year over year earnings per share numbers also reflect the impact of the issuance of approximately 1.3 million common shares in 2006, and the addition of approximately $10.1 million in equity, upon the exercise of the company's outstanding common stock purchase warrants which expired in November 2006.

At December 31, 2007, loans increased $14.8 million, or 7.8% to $205.3 million from $190.3 million when compared to December 31, 2006. At December 31, 2007, deposits decreased $5.5 million, or 2.2% to $244.7 million from $250.2 million when compared to December 31, 2006. During the same period core deposits, as a percentage of total deposits, increased 1.4% to 87.2% from 85.8% at December 31, 2006.

At December 31, 2007, the Company's shareholders equity totaled $36.6 million compared to $37.9 million at December 31, 2006. The decline reflects the impact of the Company's stock repurchase plan. During 2007, the Company repurchased approximately 144,000 shares of its common stock at an average price of $12.58 per share. Both the Company and the Bank are "well capitalized" under all regulatory capital requirements applicable to them.

During the fourth quarter of 2007, the Company's net interest margin increased 29 basis points to 4.31% from 4.02% in the fourth quarter of 2006. The increase reflects both the impact of promotional rates offered in the fourth quarter of 2006, and the more general impact of declining market rates of interest. The Company's net interest margin declined 13 basis points from 4.15% for the year ended December 31, 2006 to 4.02% for the year ended December 31, 2007.

At December 31, 2007, the Company's non-accrual loans increased to $3.0 million from $282 thousand at December 31, 2006, and the Company's ratio of non-performing loans to total loans increased to 1.46% from 0.15%. The increase in non-accrual loans primarily reflects the impact of a single credit relationship being placed on non-accrual status in the fourth quarter. This relationship had previously been disclosed as a potentially troubled credit in the Company's September 30, 2007 quarterly report.

Stewart E. McClure, Jr., President and Chief Executive Officer said, "The challenges of 2007 related to the sub-prime and residential housing crisis are well known and the effects are far reaching, even to those not directly involved. It appears that much of these effects will last into 2008 as well, making it challenging to continue our growth at the same pace. We feel grateful to face these challenges with an extremely strong capital base, tremendous balance sheet mix, six well located branches, and an excellent reputation with customers and shareholders alike. During this difficult economic environment we will focus on cross-selling and maximizing the opportunities within the investment in growth we've already made. We will also take a close look at expenses, with an eye toward maximizing the bottom line as we get to a friendlier operating environment, hopefully later in 2008."

The Board of Directors has also declared a quarterly cash dividend of $0.04 per share, payable February 29 to shareholders of record as of February 15, 2008.

Somerset Hills Bancorp is a bank holding company for Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Long Valley, Madison, Mendham, Morristown, and Summit, New Jersey. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions. The common stock of the company is traded on NASDAQ Global Market under the symbol SOMH. You can visit our website at www.somersethillsbank.com.

                     SOMERSET HILLS BANCORP
       Statement of Operations
               (in thousands, except per share data)

                               Three months ended  Twelve months ended
                                    Dec. 31,             Dec. 31,
                                 2007      2006       2007      2006
                               ------------------- -------------------
                                   (unaudited)         (unaudited)
 INTEREST INCOME
  Loans, including fees          $ 3,702   $ 3,577   $14,680   $13,601
  Federal funds sold                  82       108       625       158
  Investment securities              560       579     2,515     1,985
  Cash and due from
   banks                               8        14        47        38
                               --------- --------- --------- ---------
    Total interest
     income                        4,352     4,278    17,867    15,782

 INTEREST EXPENSE
   Deposits                        1,493     1,733     7,125     5,782
   Federal Funds
    Purchased                         --        --        --         1
   Federal Home Loan
    Bank advances                     15        18        17       271
                               --------- --------- --------- ---------
    Total interest
     expense                       1,508     1,751     7,142     6,054
                               --------- --------- --------- ---------

    Net Interest Income            2,844     2,527    10,725     9,728

 PROVISION FOR LOAN
  LOSSES                             986        --     1,031       201
                               --------- --------- --------- ---------

    Net interest income
     after provision for
     loan losses                   1,858     2,527     9,694     9,527
                               --------- --------- --------- ---------

 NON-INTEREST INCOME
   Service fees on
    deposit accounts                  74        66       329       283
   Gains on sales of
    mortgage loans, net              305       607     1,473     2,083
   Gains on sales of
    investment
    securities, net                    3        --         3        --
   Other income                      166       171       581       503
                               --------- --------- --------- ---------
    Total Non-Interest
     Income                          548       844     2,386     2,869
                               --------- --------- --------- ---------

 NON-INTEREST EXPENSE
   Salaries and employee
    benefits                       1,215     1,233     5,163     4,879
   Occupancy expense                 446       425     1,864     1,603
   Advertising &
    business promotions               57       115       365       552
   Printing stationery
    and supplies                      72        98       276       261
   Data processing                   133       117       521       435
   Goodwill Impairment             1,191        --     1,191        --
   Other operating
    expense                          597       363     1,779     1,292
                               --------- --------- --------- ---------
    Total Non-Interest
     Expense                       3,711     2,351    11,159     9,022
                               --------- --------- --------- ---------

    (Loss) Income before
     provision for taxes          (1,305)    1,020       921     3,374

 PROVISION FOR
  INCOME TAX                        (127)      355       539     1,176
                               --------- --------- --------- ---------

       Net (loss) income        $ (1,178) $    665  $    382  $  2,198
                               ========= ========= ========= =========
 Per share data
   Net (loss) income -
    basic                       $  (0.24) $   0.15  $   0.08  $   0.56
                               ========= ========= ========= =========
   Net (loss) income -
    diluted                     $  (0.24) $   0.14  $   0.07  $   0.48
                               ========= ========= ========= =========

    Per share data reflects a 5% stock dividend
    which was effective May 31, 2007

                         SOMERSET HILLS BANCORP
               Balance Sheet
                 (in thousands, except for share data)

                                         December 31,    December 31,
                                              2007            2006
                                          ------------    ------------
                                          (Unaudited)     (Unaudited)

 ASSETS

 Cash and due from banks                      $ 12,009        $ 21,312
 Interest bearing deposits                          60           1,350
 Federal funds sold                              5,800           5,900
                                          ------------    ------------
    Total cash and cash
     equivalents                                17,869          28,562

 Loans held for sale,net                         3,063           5,003
 Investment securities held
   to maturity (Market value
   $ 13,531 in 2007 and
   $ 10,552 in 2006)                            13,646          10,485
 Investment securities
  available-for-sale                            27,954          38,914

 Loans receivable                              208,376         192,571
  less allowance for loan
   losses                                       (3,201)         (2,170)
  deferred fees                                   (123)           (136)
                                          ------------    ------------
 Net loans receivable                          205,052         190,265

 Premises and equipment, net                     6,343           6,295
 Goodwill, net                                      --           1,191
 Bank owned life insurance                       8,111           5,801
 Accrued interest receivable                     1,435           1,508
 Deferred tax asset                                723             805
 Other assets                                    1,274             599
                                          ------------    ------------
    Total assets                              $285,470        $289,428
                                          ============    ============

 LIABILITIES AND STOCKHOLDERS'
  EQUITY

 LIABILITIES
   Deposits
   Non-interest bearing
    deposits-demand                           $ 53,783        $ 51,015
   Interest bearing
    deposits-NOW,
    money market and savings                   159,462         163,590
   Certificates of deposit,
    under $100,000                              19,170          20,617
   Certificates of deposit,
    $100,000 and over                           12,258          14,999
                                          ------------    ------------

    Total deposits                             244,673         250,221
                                          ------------    ------------

 Federal Home Loan Bank
  advances                                       3,000              --
 Accrued interest payable                          523             697
 Taxes Payable                                      --              34
 Other liabilities                                 653             580
                                          ------------    ------------
    Total liabilities                          248,849         251,532
                                          ------------    ------------
 Commitments and contingencies

 STOCKHOLDERS' EQUITY
 Preferred stock-1,000,000
   shares authorized; none issued                  --              --
     *Common stock - authorized,
      9,000,000 shares of no par
      value;issued and
      outstanding, 4,930,082
      shares in 2007 and 4,997,490
      in 2006                                  37,513           36,916
     (Accumulated deficit)
       retained earnings                         (896)           1,166
     Accumulated other
      comprehensive income (loss)                   4             (186)
                                         ------------     ------------
 Total stockholders' equity                    36,621           37,896
                                         ------------     ------------
    Total liabilities and
     stockholders' equity                    $285,470         $289,428
                                         ============     ============

              *Restated to reflect 5% stock dividend

                          SOMERSET HILLS BANCORP
                  Selected Consolidated Financial Data
                                (Unaudited)

($ in thousands except
  per share data)                              Twelve Months Ended
                                                    December 31
                                               2007             2006
                                             --------         --------

 Income Statement Data:

   Interest income                            $17,867          $15,782
   Interest expense                             7,142            6,054
                                             --------         --------
   Net interest income                         10,725            9,728
   Provision for loan losses                    1,031              201
                                             --------         --------
   Net interest income after
    prov. for loan losses                       9,694            9,527
   Non-interest income                          2,386            2,869
   Non-interest expense                        11,159            9,022
                                             --------         --------
   Income before income taxes                     921            3,374
   Income tax expense                             539            1,176
                                             --------         --------
   Net income                                    $382           $2,198
                                             ========         ========

 Balance Sheet Data:

   Total assets                              $285,470         $289,428
   Loans, net                                 205,052          190,265
   Loans held for sale                          3,063            5,003
   Allowance for loan losses                    3,201            2,170
   Investment securities
    held to maturity                           13,646           10,485
   Investment securities held
    for sale                                   27,954           38,914
   Deposits                                   244,673          250,221
   Borrowings                                   3,000                0
   Shareholders' equity                        36,621           37,896

 Performance Ratios:

   Return on average assets                     0.13%            0.86%
   Return on average equity                     1.01%            7.62%
   Net interest margin                          4.02%            4.15%
   Efficiency ratio                            85.11%           71.62%

 Asset Quality:

   Nonaccrual loans                             3,036              282
   OREO property                                    0                0
   Net charge-offs (recoveries)                     0               (2)
   Allowance for loan losses
    to total loans                              1.54%            1.13%
   Nonperforming loans to
    total loans                                 1.46%            0.15%

 Per Share Data:

   Earnings per share- Basic                    $0.08            $0.56
   Earnings per share- Diluted                  $0.07            $0.48
   Book value per share                         $7.43            $7.58
   Tangible book value                          $7.43            $7.34

CONTACT:  Somerset Hills Bancorp
          Stewart E. McClure, Jr., President and
           Chief Executive Officer
            908-630-5000
          Gerard Riker, EVP and Chief Financial Officer
            908-630-5018